CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" and "Fund Service Providers" in the Prospectus and "Third Party Service Providers," "Other Service Providers" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference and use of our reports dated October 30, 2012, on the financial statements and financial highlights of American Beacon Zebra Global Equity Fund (formerly known as American Beacon Zebra Large Cap Equity Fund), American Beacon Zebra Small Cap Equity Fund, American Beacon Flexible Bond Fund, American Beacon SiM High Yield Opportunities Fund, and American Beacon The London Company Income Equity Fund as of and for the year ended August 31, 2012 in the Registration Statement (Form N-1A) of the American Beacon Funds, which is filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 151 to the Registration Statement under the Securities Act of 1933 (File No. 33-11387).

                                /s/ Ernst & Young, LLP

Dallas, Texas
December 24, 2012